FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports 2.2% Increase in Same-store Sales for 2018 Fourth Quarter
SOUTHFIELD, MI, March 7, 2019 -- Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company"), one of the largest franchisees for Buffalo Wild Wings® ("BWW") with 64 stores across five states, today announced results for its fourth quarter and fiscal year ended December 30, 2018.
Fourth Quarter and Full Year Key Information (from continuing operations)

•	Revenue for the quarter totaled $39.1 million and was $153.1 million for the year

•	Achieved same-store sales growth of 2.2% in the fourth quarter; first positive quarter since 2015

•	Operating loss of $1.5 million in the quarter, which included a $2.8 million asset impairment charge; operating loss was $0.4 million for the year

•	Net loss was $2.3 million in the quarter and $5.0 million for the year

•	Restaurant-level EBITDA(1) margin was 14.3% for the quarter and 15.2% for the year

•	Adjusted EBITDA(1) was $3.8 million for the quarter and $15.8 million for the year

•	Total debt was down $11.6 million to $102.4 million at year-end
(1)See attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA
“We continue to be energized and excited by the changes that are being implemented by our franchisor and are starting to reap the early benefits of the new marketing, media and promotional initiatives,” commented David G. Burke, President and CEO. “We achieved our first positive quarterly same-store sales result in three years and we believe there is a lot of room to continue to build on this momentum as these changes gain traction and future initiatives continue to roll out. We are especially encouraged with the early read into 2019. Same-store sales through early March continue to trend positive, despite severe weather across most of our regions, with the excitement of March madness in front of us.
“To capitalize on the NCAA tournament and to complement our focus to be The Great American Sports Bar, there will be a strong traffic-driving media strategy alongside a new menu design, new and improved food offerings and enhanced food presentation. Equally important are the number of initiatives taking place behind the scenes, as we implement new training and engagement tools to drive better team member retention and improve the overall customer experience. We are on the path to achieve the eagerly awaited relaunch of the brand this fall.”
Mr. Burke concluded, “We are uniquely positioned to benefit from Inspire Brands plans to rebuild the Buffalo Wild Wings brand. With the resurgence of the brand combined with our operating expertise, we believe we can achieve strong long-term growth and margin performance.”
DRH announced on February 28, 2019 that it executed an agreement to acquire nine BWW restaurants located in the Chicago market for $22.5 million. The Company expects to complete the purchase in the second quarter, subject to franchisor consent and waiving of its right of first refusal, as well as customary closing conditions.

Fourth Quarter 2018 Results (from continuing operations)
(Unaudited, $ in thousands)	Q4 2018	Q4 2017	Change	% Change
Revenue	$39,074.4	$41,927.1	$(2,852.7)	(6.8)%
Operating (loss) profit	$(1,498.6)	$1,832.4	$(3,331.0)	(181.8)%
Operating margin	(3.8)%	4.4%
Pre-tax (loss) income	$(3,015.6)	$268.1	$(3,283.7)	(1,224.8)%
Net loss	$(2,294.2)	$(20,245.1)	$17,950.9	(88.7)%
Diluted net loss per share	$(0.07)	$(0.76)	$0.69	(90.8)%

Same-store sales(1)	2.2%	(6.8)%

Restaurant-level EBITDA(2)	$5,585.1	$7,163.7	$(1,578.6)	(22.0)%
Restaurant-level EBITDA margin	14.3%	17.1%
Adjusted EBITDA(2)	$3,770.8	$4,933.5	$(1,162.7)	(23.6)%
Adjusted EBITDA margin	9.7%	11.8%

Full Year 2018 Results (from continuing operations)
(Unaudited, $ in thousands)	2018	2017	Change	% Change
Revenue	$153,138.2	$165,462.6	$(12,324.4)	(7.4)%
Operating (loss) profit	$(382.5)	$5,240.7	$(5,623.2)	(107.3)%
Operating margin	(0.2)%	3.2%
Pre-tax loss	$(6,686.9)	$(1,286.4)	$(5,400.5)	419.8%
Net loss	$(5,003.9)	$(20,284.2)	$15,280.3	(75.3)%
Diluted net loss per share	$(0.17)	$(0.76)	$0.59	(77.6)%

Same-store sales(1)	(4.6)%	(3.7)%

Restaurant-level EBITDA(2)	$23,335.3	$28,284.7	$(4,949.4)	(17.5)%
Restaurant-level EBITDA margin	15.2%	17.1%
Adjusted EBITDA(2)	$15,810.3	$19,868.1	$(4,057.8)	(20.4)%
Adjusted EBITDA margin	10.3%	12.0%
(1) Same store sales calculations exclude closures in September from Hurricane Irma and the 53rd week in fiscal 2017, and one unit permanently closed as well as one unit with special circumstances in 2018
(2)Please see attached table for a reconciliation of GAAP Net loss to Restaurant-level EBITDA and Adjusted EBITDA

The decrease in sales in the fourth quarter was due to one less restaurant combined with the prior-year period benefiting from an extra week as fiscal 2017 was a 53-week year. The full year decline reflects similar impacts as well as reduced traffic for much of the year.
General and administrative (“G&A”) expenses as a percentage of sales decreased 80 basis points to 4.8% in the fourth quarter due to lower corporate overhead, including lower incentive accruals. For the full year, G&A was down 10 basis points to 5.4% of sales, despite incurring $0.9 million, or 60 basis points, of non-recurring items during 2018.
Fourth quarter and full year 2018 food, beverage, and packaging costs as a percentage of sales decreased 10 basis points and 90 basis, respectively, as lower traditional chicken wing costs helped to offset the impact of recent promotional activity. Average cost per pound for traditional bone-in chicken wings, DRH’s most significant input cost, decreased to $1.76 in 2018 compared with $2.07 in the prior-year period.
Higher average wages due to a tight labor market, coupled with sales de-leveraging, resulted in compensation costs as a percent of sales increasing 160 basis points for both the fourth quarter and full year 2018.
The Company recognized an impairment and loss on asset disposal of $2.8 million in the quarter, which reflects the impairment of certain fixed assets at four locations. For the full year of 2018, impairment charges at five locations amounted to $3.7 million.
In last year’s fourth quarter, the Company revalued its deferred tax assets due to the 2017 Tax Cuts and Jobs Act and re-evaluated its ability to realize these assets. As a result, the Company recognized a one-time tax expense of $19.0 million.
Balance Sheet and Cash Flow Highlights - Continuing Operations
Cash and cash equivalents were $5.4 million at December 30, 2018, compared with $4.4 million at 2017 year-end. Capital expenditures were $1.6 million during 2018 and were primarily for minor facility upgrades and general maintenance-type investments. Capital expenditures were $4.7 million for 2017.
DRH does not expect to build any new restaurants or complete any major remodels in 2019. However, the Company is planning to complete some corporate initiatives, point-of-sale upgrades and build outs around open space. As a result, DRH anticipates its capital expenses will be approximately $2.0 million in 2019.
Total debt was $102.4 million at December 30, 2018, down $11.6 million for the year.

Webcast, Conference Call and Presentation
DRH will host a conference call and live webcast on Friday, March 8, 2019 at 10:00 A.M. Eastern Time, during which management will review the financial and operating results for the fourth quarter and full year period, and discuss its corporate strategies and outlook. A question-and-answer session will follow.
The teleconference can be accessed by calling (201) 389-0879. The webcast can be monitored at www.diversifiedrestaurantholdings.com. A presentation that will be referenced during the conference call is also available on the website.
A telephonic replay will be available from 1:00 P.M. ET on the day of the call through Friday, March 15, 2019. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13686205, or access the webcast replay at http://www.diversifiedrestaurantholdings.com, where a transcript will also be posted once available.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with 64 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com.

Safe Harbor Statement
The information made available in this news release and the Company’s March 8, 2019 earnings conference call contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the franchisor waiving its right of first refusal, our ability to obtain financing for the acquisition, the success of initiatives aimed at improving the Buffalo Wild Wings brand, the impact of economic and industry conditions, competition, food safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Revenue	$39,074,438	$41,927,106	$153,138,219	$165,462,612

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging	11,406,832	12,269,817	43,795,044	48,799,718
Compensation costs	10,500,070	10,600,978	41,111,404	41,726,264
Occupancy	2,944,660	3,018,219	11,607,378	11,720,147
Other operating costs	8,637,775	8,874,402	33,455,134	35,062,833
General and administrative expenses	1,885,626	2,357,429	8,246,709	9,081,866
Pre-opening costs	—	—	—	405,448
Depreciation and amortization	2,356,809	2,966,022	11,532,662	13,115,072
Impairment and loss on asset disposals	2,841,235	7,884	3,772,431	310,536
Total operating expenses	40,573,007	40,094,751	153,520,762	160,221,884

Operating (loss) profit	(1,498,569)	1,832,355	(382,543)	5,240,728

Interest expense	(1,551,223)	(1,592,573)	(6,416,531)	(6,633,709)
Other income, net	34,161	28,279	112,155	106,586

Income (loss) from continuing operations before income taxes	(3,015,631)	268,061	(6,686,919)	(1,286,395)
Income tax benefit (expense) of continuing operations	721,460	(20,513,209)	1,682,995	(18,997,756)
Loss from continuing operations	(2,294,171)	(20,245,148)	(5,003,924)	(20,284,151)

Discontinued operations
Loss from discontinued operations before income taxes	—	(82,701)	—	(238,253)
Income tax benefit of discontinued operations	—	6,137	—	64,328
Loss from discontinued operations	—	(76,564)	—	(173,925)

Net loss	$(2,294,171)	$(20,321,712)	$(5,003,924)	$(20,458,076)

Basic and diluted loss per share from:
Continuing operations	$(0.07)	$(0.76)	$(0.17)	$(0.76)
Discontinued operations	—	—	—	(0.01)
Basic and diluted loss per share:	$(0.07)	$(0.76)	$(0.17)	$(0.77)

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$5,364,014	$4,371,156
Accounts receivable	654,322	653,102
Inventory	1,526,779	1,591,363
Prepaid and other current assets	511,835	408,982
Total current assets	8,056,950	7,024,603

Property and equipment, net	34,423,345	48,014,043
Intangible assets, net	2,198,685	2,438,187
Goodwill	50,097,081	50,097,081
Other long-term assets	408,761	185,322
Total assets	$95,184,822	$107,759,236

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$4,273,133	$4,561,939
Accrued compensation	1,830,415	1,854,127
Other accrued liabilities	2,946,738	2,404,942
Current portion of long-term debt	11,515,093	11,440,433
Current portion of deferred rent	427,479	411,660
Total current liabilities	20,992,858	20,673,101

Deferred rent, less current portion	2,385,961	2,208,238
Deferred income taxes	1,220,087	2,759,870
Unfavorable operating leases	438,944	510,941
Other liabilities	1,587,821	2,346,991
Long-term debt, less current portion	90,907,537	102,488,730
Total liabilities	117,533,208	130,987,871

Stockholders’ deficit:
Common stock - $0.0001 par value; 100,000,000 shares authorized; 33,200,708 and 26,859,125, respectively, issued and outstanding	3,182	2,625
Additional paid-in capital	27,021,517	21,776,402
Accumulated other comprehensive income (loss)	355,293	(283,208)
Accumulated deficit	(49,728,378)	(44,724,454)
Total stockholders’ deficit	(22,348,386)	(23,228,635)

Total liabilities and stockholders’ deficit	$95,184,822	$107,759,236

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Fiscal Year Ended
	December 30, 2018	December 31, 2017
Cash flows from operating activities
Net loss	$(5,003,924)	$(20,458,076)
Loss from discontinued operations	—	173,925
Net loss from continuing operations	(5,003,924)	(20,284,151)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	11,532,662	13,115,072
Amortization of debt discount and loan fees	296,385	294,103
Amortization of gain on sale-leaseback	(199,834)	(131,617)
Impairment and loss on asset disposals	3,772,431	310,536
Share-based compensation	653,119	418,096
Deferred income taxes	(1,706,853)	18,943,427
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	(1,220)	(376,864)
Inventory	64,584	109,241
Prepaid and other assets	50,847	896,954
Intangible assets	(20,000)	(48,806)
Other long-term assets	1,987	48,217
Accounts payable	(300,702)	555,089
Accrued liabilities	313,195	(1,357,970)
Deferred rent	193,542	182,477
Net cash provided by operating activities of continuing operations	9,646,219	12,673,804
Net cash used in operating activities of discontinued operations	—	(173,925)
Net cash provided by operating activities	9,646,219	12,499,879

Cash flows from investing activities
Purchases of property and equipment	(1,623,355)	(4,687,242)
Net cash used in investing activities	(1,623,355)	(4,687,242)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	4,650,965
Repayments of long-term debt	(11,622,559)	(12,116,623)
Proceeds from employee stock purchase plan	83,122	65,200
Proceeds from issuance of common stock	4,579,781	—
Tax withholding for restricted stock	(70,350)	(62,149)
Net cash used in financing activities	(7,030,006)	(7,462,607)
Net increase in cash and cash equivalents	992,858	350,030
Cash and cash equivalents, beginning of period	4,371,156	4,021,126
Cash and cash equivalents, end of period	$5,364,014	$4,371,156

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation between Net Loss and Adjusted EBITDA and Adjusted Restaurant-Level EBITDA

	Three Months Ended (Unaudited)		Fiscal Year Ended (Unaudited)
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net loss	$(2,294,171)	$(20,321,712)	$(5,003,924)	$(20,458,076)
+ Loss from discontinued operations	—	76,564	—	173,925
+ Income tax (benefit) expense	(721,460)	20,513,209	(1,682,995)	18,997,756
+ Interest expense	1,551,223	1,592,573	6,416,531	6,633,709
+ Other income, net	(34,161)	(28,279)	(112,155)	(106,586)
+ Impairment and loss on asset disposal	2,841,235	7,884	3,772,431	310,536
+ Depreciation and amortization	2,356,809	2,966,022	11,532,662	13,115,072
EBITDA	$3,699,475	$4,806,261	$14,922,550	$18,666,336
+ Pre-opening costs	—	—	—	405,448
+ Non-recurring expenses (Restaurant-level)	—	—	166,023	131,000
+ Non-recurring expenses (Corporate-level)	71,355	127,250	721,694	665,333
Adjusted EBITDA	$3,770,830	$4,933,511	$15,810,267	$19,868,117
Adjusted EBITDA margin (%)	9.7%	11.8%	10.3%	12.0%
+ General and administrative	1,885,626	2,357,429	8,246,709	9,081,866
+ Non-recurring expenses (Corporate-level)	(71,355)	(127,250)	(721,694)	(665,333)
Restaurant–Level EBITDA	$5,585,101	$7,163,690	$23,335,282	$28,284,650
Restaurant–Level EBITDA margin (%)	14.3%	17.1%	15.2%	17.1%

Restaurant-Level EBITDA represents Net loss plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, impairment and loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. Adjusted EBITDA represents net income (loss) plus the sum of restaurant pre-opening costs, impairment and loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide additional metrics by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income (loss), we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, which is non-recurring. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures.

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